Exhibit 99.1

Charles River Announces First-Quarter 2009 Results

–First-Quarter Sales Decrease 11% to $302 Million –

– First-Quarter GAAP Earnings per Share of $0.38
and Non-GAAP Earnings per Share of $0.58 –

– Reaffirms Sales and EPS Guidance for 2009 –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 5, 2009--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first-quarter of 2009. For the quarter, net sales decreased 10.7% to $301.5 million from $337.7 million in the first quarter of 2008. Sales declined in both the Research Models and Services (RMS) and Preclinical Services (PCS) segments, driven by the negative impact of foreign exchange and softer market demand for the Company’s broad portfolio of products and services, as pharmaceutical and biotechnology clients reprioritize their drug development pipelines and restructure their operations. Foreign currency translation reduced net sales by 5.8%.

On a GAAP basis, net income for the first quarter of 2009 was $25.4 million, or $0.38 per diluted share, compared to net income of $44.1 million, or $0.63 per diluted share, for the first quarter of 2008.

On a non-GAAP basis, net income was $38.2 million for the first quarter of 2009, compared to $50.8 million for the same period in 2008, a decrease of 24.8%. First-quarter diluted earnings per share on a non-GAAP basis were $0.58, a decrease of 19.4% compared to $0.72 per share in the first quarter of 2008. Both the GAAP and non-GAAP results were impacted primarily by lower sales volume.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our financial performance in the first quarter of 2009 was consistent with our expectations, which assumed softness in demand for both RMS and PCS and a negative impact from foreign currency exchange. While visibility in the preclinical market remains limited, we are pleased to report that pricing, inquiry levels and bookings appear to have stabilized, although at lower levels than in the prior year. Based on these trends combined with our disciplined focus on expenses, we believe we will achieve the sales and earnings guidance that we previously provided for 2009.”

First-Quarter Segment Results

Research Models and Services (RMS)

Sales for the RMS segment were $161.5 million in the first quarter of 2009, a decrease of 4.2% from $168.6 million in the first quarter of 2008. Foreign currency translation reduced sales by 4.2%. Excluding the effect of foreign exchange, RMS sales were flat as growth of academic accounts offset softer demand from pharmaceutical and biotechnology clients. Higher sales of Endotoxin and Microbial Detection products (formerly In Vitro) and the addition of MIR Preclinical Services (acquired in September 2008) were offset by lower sales for the Consulting & Staffing Services business and the September 2008 divestiture of the Vaccine business in Mexico.

Lower sales volume and higher operating costs related to new capacity brought on line in California and Maryland in 2008 resulted in lower operating margins for the RMS segment. The 2009 first-quarter GAAP operating margin was 29.4% compared to 33.1% in the first quarter of 2008. On a non-GAAP basis, the operating margin was 31.6% compared to 33.4% for the first quarter of 2008.

Preclinical Services (PCS)

First-quarter 2009 net sales for the PCS segment were $140.0 million, a decrease of 17.2% from $169.1 million in the first quarter of 2008. The PCS sales decline was due primarily to slower market demand from both pharmaceutical and biotechnology companies, and the negative effect of foreign currency translation, which reduced sales by 7.4%. The sales decline was partially offset by the addition of NewLab BioQuality AG, which was acquired in September 2008.

As expected, lower capacity utilization, pricing pressure and costs associated with the start-up of new facilities in China and Canada resulted in lower operating margins for the PCS segment. The 2009 first-quarter GAAP operating margin declined to 7.5% from 13.8% in the first quarter of 2008. On a non-GAAP basis, the operating margin declined to 15.5% from 18.3% in the first quarter of 2008.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the first quarter of 2009 and 2008 are as follows:

($ in millions)	1Q09	1Q08
Amortization of intangible assets	$6.1	$7.6
Severance related to cost-saving actions	7.1	--
Impairment and other charges (1)	1.6	0.7
Operating losses for PCS Arkansas and clinical Phase I Scotland	1.5	--
SFAS No. 141(R) (Costs associated with evaluation of acquisitions)	0.2	--
FSP No. APB 14-1 (Convertible debt accounting)	2.4	1.8

(1) In the first quarter of 2009, these items were related primarily to an asset impairment charge associated with the Company’s planned divestiture of its clinical Phase I business in Scotland and additional miscellaneous expenses. In the first quarter of 2008, these items were related primarily to Company’s disposition of its legacy PCS facility in Worcester, Massachusetts.

2009 Guidance

The Company reaffirms its forward-looking guidance for 2009, which was originally provided on February 9, 2009. The sales guidance includes the negative impact of foreign exchange, which is expected to reduce sales by approximately 5.5-6.0%.

2009 GUIDANCE
Net sales	(2)% - (7)%
GAAP EPS estimate	$1.86 - $2.16
Amortization of intangible assets	$0.27
Severance related to cost-saving actions	$0.08
Impairment and other charges	$0.02
Operating losses for PCS Arkansas and clinical Phase I Scotland	$0.04
FSP No. APB 14-1 (Convertible debt accounting)	$0.11
Non-GAAP EPS estimate	$2.30 - $2.60

Acquisition of Piedmont Research Center

On May 1, 2009, the Company completed the acquisition of the business and assets of Piedmont Research Center, LLC, a provider of preclinical discovery services focused on efficacy studies primarily in oncology and other therapeutic areas for pharmaceutical and biotechnology clients, for approximately $46 million. Piedmont’s addition expands Charles River’s Discovery and Imaging Services business, and makes us one of the largest providers of non-GLP efficacy studies.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, May 6, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude amortization of intangible assets and other charges related to our acquisitions, charges related to the dispositions of our clinical Phase I business in Scotland and our legacy preclinical facility in Worcester, Massachusetts, expenses associated with evaluating acquisitions, operating losses attributable to our businesses we plan to close or divest, severance costs associated with our 2009 first-quarter cost-saving actions, and the additional interest recorded as a result of the adoption of FSP No. APB 14-1. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2009 sales and earnings; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment), including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to improve overall operating efficiencies and profitability; the timing of the opening of new and expanded facilities by us and our competitors; our future stock purchase activities; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth and foreign exchange impact. In addition, these statements include the availability of funding for our customers and the impact of economic and market conditions on them generally, and the anticipated strength of our balance sheet, the effects of our first-quarter 2009 cost-saving actions and other actions designed to manage expenses, operating costs and capital spending, and to streamline efficiency, and the ability of the Company to withstand the current market conditions. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the acquisition of the business and assets of Piedmont Research Center, LLC; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 23, 2009, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our approximately 8,700 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 28,	March 29,
	2009	2008

Total net sales	$301,526	$337,685
Cost of products sold and services provided	193,306	207,308
Gross margin	108,220	130,377
Selling, general and administrative	62,178	59,320
Amortization of intangibles	6,149	7,571
Operating income	39,893	63,486
Interest income (expense)	(4,604)	(2,410)
Other income (expense)	(262)	(837)
Income before income taxes and noncontrolling interests	35,027	60,239
Provision for income taxes	10,158	16,183
Income before noncontrolling interests	24,869	44,056
Noncontrolling interests	536	83
Net income	$25,405	$44,139

Earnings per common share
Basic	$0.39	$0.65
Diluted	$0.38	$0.63

Weighted average number of common shares outstanding
Basic	65,889,835	67,504,848
Diluted	66,020,082	70,559,456

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 28,	December 27,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$170,233	$243,592
Trade receivables, net	211,095	210,214
Inventories	97,560	96,882
Other current assets	102,576	67,218
Current assets of discontinued businesses	256	233
Total current assets	581,720	618,139
Property, plant and equipment, net	834,545	837,246
Goodwill, net	454,770	457,578
Other intangibles, net	126,914	136,100
Deferred tax asset	34,617	37,348
Other assets	50,835	50,815
Long-term assets of discontinued businesses	4,187	4,187
Total assets	$2,087,588	$2,141,413

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt & capital leases	$35,376	$35,452
Accounts payable	37,280	40,517
Accrued compensation	41,425	54,870
Deferred revenue	83,689	86,707
Accrued liabilities	55,167	60,741
Other current liabilities	26,889	22,676
Current liabilities of discontinued businesses	47	35
Total current liabilities	279,873	300,998
Long-term debt & capital leases	474,152	479,880
Other long-term liabilities	115,525	118,827
Total liabilities	869,550	899,705
Total shareholders’ equity	1,218,038	1,241,708
Total liabilities and shareholders’ equity	$2,087,588	$2,141,413

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 28,	March 29,
	2009	2008
Research Models and Services
Net sales	$161,490	$168,596
Gross margin	68,313	76,256
Gross margin as a % of net sales	42.3%	45.2%
Operating income	47,444	55,813
Operating income as a % of net sales	29.4%	33.1%
Depreciation and amortization	7,673	6,666
Capital expenditures	7,624	10,609

Preclinical Services
Net sales	$140,036	$169,089
Gross margin	39,907	54,121
Gross margin as a % of net sales	28.5%	32.0%
Operating income	10,546	23,268
Operating income as a % of net sales	7.5%	13.8%
Depreciation and amortization	14,297	15,681
Capital expenditures	17,001	30,021

Unallocated Corporate Overhead	$(18,097)	$(15,595)

Total
Net sales	$301,526	$337,685
Gross margin	108,220	130,377
Gross margin as a % of net sales	35.9%	38.6%
Operating income	39,893	63,486
Operating income as a % of net sales	13.2%	18.8%
Depreciation and amortization	21,970	22,347
Capital expenditures	24,625	40,630

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended
	March 28,	March 29,
	2009	2008
Research Models and Services
Net sales	$161,490	$168,596
Operating income	47,444	55,813
Operating income as a % of net sales	29.4%	33.1%
Add back:
Amortization related to acquisitions	887	534
Severance	2,709	-
Operating income, excluding specified charges (Non-GAAP)	$51,040	$56,347
Non-GAAP operating income as a % of net sales	31.6%	33.4%

Preclinical Services
Net sales	$140,036	$169,089
Operating income	10,546	23,268
Operating income as a % of net sales	7.5%	13.8%
Add back:
Amortization related to acquisitions	5,261	7,037
Severance	2,776	-
Impairment and other charges (2)	1,527	686
Operating losses for PCS Arkansas and Phase I Scotland	1,543	-
Operating income, excluding specified charges (Non-GAAP)	$21,653	$30,991
Non-GAAP operating income as a % of net sales	15.5%	18.3%

Unallocated Corporate Overhead	$(18,097)	$(15,595)
Add back:
Severance	1,648	-
Impairment and other charges (2)	97	-
SFAS No. 141(R) (costs associated with the evaluation of acquisitions)	229	-
FSP No. APB 14-1 (convertible debt accounting) (3)	44	14
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(16,079)	$(15,581)

Total
Net sales	$301,526	$337,685
Operating income	39,893	63,486
Operating income as a % of net sales	13.2%	18.8%
Add back:
Amortization related to acquisitions	6,148	7,571
Severance	7,133	-
Impairment and other charges (2)	1,624	686
Operating losses for PCS Arkansas and Phase I Scotland	1,543	-
SFAS No. 141(R) (costs associated with the evaluation of acquisitions)	229	-
FSP No. APB 14-1 (convertible debt accounting) (3)	44	14
Operating income, excluding specified charges (Non-GAAP)	$56,614	$71,757
Non-GAAP operating income as a % of net sales	18.8%	21.2%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.
(2)	2009 includes an asset impairment due to the anticipated sale of our clinical Phase I business in Scotland, as well as additional miscellaneous costs. 2008 includes the disposition of the Company's Preclinical Services facility in Worcester, Massachusetts.
(3)	2009 and 2008 include the impact of FSP No. APB 14-1 for convertible debt accounting, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

		Three Months Ended
		March 28,	March 29,
		2009	2008

	Net income	$ 25,405	$ 44,139
	Add back:
	Amortization related to acquisitions	6,148	7,571
	Severance	7,133	-
	Impairment and other charges (2)	1,624	686
	Operating losses for PCS Arkansas and Phase I Scotland	1,543	-
	SFAS No. 141(R) (costs associated with the evaluation of acquisitions)	229	-
	FSP No. APB 14-1 (convertible debt accounting), net (3)	2,397	1,758
	Tax effect	(6,289)	(3,348)
	Net income, excluding specified charges (Non-GAAP)	$ 38,190	$ 50,806

	Weighted average shares outstanding - Basic	65,889,835	67,504,848
	Effect of dilutive securities:
	2.25% senior convertible debentures	-	1,421,424
	Stock options and contingently issued restricted stock	126,896	1,363,212
	Warrants	3,351	269,972
	Weighted average shares outstanding - Diluted	66,020,082	70,559,456

	Basic earnings per share	$ 0.39	$ 0.65
	Diluted earnings per share	$ 0.38	$ 0.63

	Basic earnings per share, excluding specified charges (Non-GAAP)	$ 0.58	$ 0.75
	Diluted earnings per share, excluding specified charges (Non-GAAP)	$ 0.58	$ 0.72

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.
(2)	2009 includes an asset impairment due to the anticipated sale of our clinical Phase I business in Scotland, as well as additional miscellaneous costs. 2008 includes the disposition of the Company's Preclinical Services facility in Worcester, Massachusetts.
(3)	2009 includes the impact of FSP No. APB 14-1 for convertible debt accounting, which increased interest expense by $2,860, capitalized interest by $507 and depreciation expense by $44. 2008 has been restated to include the impact of FSP No. APB 14-1, which increased interest expense by $2,670, capitalized interest by $926 and depreciation expense by $14.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Associate Director, Public Relations